UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) July 3, 2017

(Date of earliest event reported) June 30, 2017

ONEOK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street, Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

ONEOK Credit Agreement Guarantees

On June 30, 2017, ONEOK Partners, L.P., a Delaware limited partnership (“ONEOK Partners”), and ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership and wholly owned subsidiary of ONEOK Partners (“Intermediate Partnership”), entered into a guarantee agreement (the “ONEOK Credit Agreement Guarantee”) guaranteeing the obligations of ONEOK, Inc., an Oklahoma corporation (“ONEOK”), under its previously announced credit agreement (the “ONEOK Credit Agreement”) with Citibank, N.A., as administrative agent, a swingline lender, a letter of credit issuer and a lender, and the other lenders, swingline lenders and letter of credit issuers parties thereto which became effective in connection with the completion of the Merger (as defined below) and the satisfaction of the other conditions precedent set forth in the ONEOK Credit Agreement. Under the ONEOK Credit Agreement Guarantee, ONEOK Partners and Intermediate Partnership will be jointly and severally liable for ONEOK’s obligations under the ONEOK Credit Agreement. Any such liabilities will be senior unsecured obligations of ONEOK Partners and Intermediate Partnership and will rank equally in right of payment with all existing and future senior unsecured indebtedness of ONEOK Partners and Intermediate Partnership. The foregoing description of the ONEOK Credit Agreement Guarantee is not complete and is in all respects subject to the actual provisions of the ONEOK Credit Agreement Guarantee, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

ONEOK Partners Term Loan Guarantees

On June 30, 2017, ONEOK entered into a guarantee agreement (the “Term Loan Guarantee”) guaranteeing the obligations of ONEOK Partners under its term loan agreement with Mizuho Bank, Ltd., as administrative agent and a lender, and the other lenders party thereto (the “Term Loan Agreement”) which provides for a three-year, $1.0 billion unsecured term loan facility. Liabilities under the Term Loan Guarantee will be senior unsecured obligations of ONEOK and will rank equally in right of payment with all of its existing and future senior unsecured indebtedness. The foregoing description of the Term Loan Guarantee is not complete and is in all respects subject to the actual provisions of the Term Loan Guarantee, a copy of which has been filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated by reference herein.

Supplemental Indentures

In connection with the closing of the Merger, ONEOK Partners, ONEOK, Intermediate Partnership and Wells Fargo Bank, N.A., as trustee (the “Trustee”), entered into a supplemental indenture to the Indenture, dated as of September 25, 2006 (the “Indenture”), by and between ONEOK Partners and the Trustee, pursuant to which ONEOK provided a guarantee of the obligations of ONEOK Partners of the currently outstanding notes issued by ONEOK Partners under the Indenture. The foregoing description of the supplemental indenture is only a summary and is subject to, and entirely qualified by reference to, the full text of the supplemental indenture, a copy of which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

In connection with the closing of the Merger, ONEOK, ONEOK Partners, Intermediate Partnership and the respective trustees entered into supplemental indentures to the respective indentures governing ONEOK’s currently outstanding notes pursuant to which each of ONEOK Partners and Intermediate Partnership provided a guarantee of the currently outstanding notes issued by ONEOK under the indentures. The foregoing description of the supplemental indentures is only a summary and is subject to, and entirely qualified by reference to, the full text of the supplemental indentures, copies of which are attached hereto as Exhibits 4.2, 4.3 and 4.4 to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 30, 2017, ONEOK Partners completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of January 31, 2017 (the “Merger Agreement”), by and among ONEOK, New Holdings Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of ONEOK (“Merger Sub”), ONEOK Partners, and ONEOK Partners GP, L.L.C., a Delaware limited liability company and the general partner of ONEOK Partners (“Partnership GP”). Pursuant to the terms and conditions set forth in the Merger Agreement, Merger Sub merged with and into ONEOK Partners, with ONEOK Partners continuing as the surviving entity and as a wholly owned subsidiary of ONEOK (the “Merger”), in a taxable transaction to unitholders.

Merger Agreement

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding common unit of ONEOK Partners (the “ONEOK Partners Common Unit”) (other than ONEOK Partners Common Units held directly or indirectly by ONEOK), was converted into the right to receive 0.985 of a share of common stock, par value $0.01 per share of ONEOK (the “ONEOK Common Stock” and such conversion, the “Merger Consideration”). No fractional shares will be issued in the Merger, and ONEOK Partners common unitholders will, instead, receive cash in lieu of fractional ONEOK Common Stock. ONEOK will issue approximately 168.9 million shares of ONEOK Common Stock to the common unitholders of ONEOK Partners in connection with the Merger.

The summary of the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to ONEOK Partners’ Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2017, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under the heading “Supplemental Indentures” in Item 1.01 is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the New York Stock Exchange (the “Exchange”) was notified that each outstanding ONEOK Partners Common Unit (excluding ONEOK Partners Common Units held directly or indirectly by ONEOK) was converted pursuant to the Merger Agreement into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. ONEOK Partners requested that the Exchange file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of the ONEOK Partners Common Units. The ONEOK Partners Common Units suspended from trading on the Exchange prior to the opening of trading on July 3, 2017.

In addition, ONEOK Partners intends to file with the SEC a certification and notice of termination on Form 15 requesting that the ONEOK Partners Common Units be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that ONEOK Partners’ reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the ONEOK Partners Common Units be suspended.

Item 3.03	Material Modification to Rights of Security Holders

Pursuant to the terms of the Merger Agreement, each outstanding ONEOK Partners Common Unit (excluding ONEOK Partners Common Units held directly or indirectly by ONEOK) was converted into the right to receive the Merger Consideration.

At the Effective Time, holders of ONEOK Partners Common Units (excluding ONEOK as a direct or indirect holder of ONEOK Partners Common Units) ceased to have any rights as unitholders of ONEOK Partners, other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Merger, at the Effective Time (i) the size of the board of directors was fixed at one (1) director, and (ii) each member of the Partnership GP’s board of directors except for Terry K. Spencer ceased to be a member of the Partnership GP’s board of directors. Terry K. Spencer will continue to serve as the sole director of the Partnership GP.

Item 5.07	Submission of Matters to a Vote of Security Holders

ONEOK Partners held a Special Meeting of Common Unitholders (the “Special Meeting”) on June 30, 2017. At the Special Meeting, the Partnership’s common unitholders were requested to (1) consider and vote upon a proposal to approve the Merger Agreement (the “merger proposal”); and (2) to vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”). The following are the final voting results on proposals considered and voted upon at the Special Meeting, each of which is more fully described in ONEOK Partners’ definitive proxy statement filed on May 22, 2017:

1. The merger proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
213,359,662	3,586,449	440,010	0

2. The adjournment proposal was withdrawn, as it was not necessary due to the approval by ONEOK Partners’ unitholders of the merger proposal.

Item 7.01	Regulation FD Disclosure

On June 30, 2017, ONEOK issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.1	Fifteenth Supplemental Indenture, dated as of June 30, 2017, by and among ONEOK Partners, L.P., ONEOK, Inc., ONEOK Partners Intermediate Limited Partnership and Wells Fargo Bank, N.A., as trustee.

4.2	Fifth Supplemental Indenture, dated as of June 30, 2017, by and among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and The Bank of New York Mellon Trust, as trustee.

4.3	Third Supplemental Indenture, dated as of June 30, 2017, by and among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and U.S. Bank National Association, as trustee.

4.4	Fourth Supplemental Indenture, dated as of June 30, 2017, by and among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and U.S. Bank National Association, as trustee.

10.1	Guaranty Agreement, dated as of June 30, 2017, by and between ONEOK Partners, L.P. and ONEOK Partners Intermediate Limited Partnership, in favor of Citibank, N.A., as administrative agent, under the Credit Agreement, dated as of April 18, 2017, by and among ONEOK, Inc., Citibank, N.A. and the other lenders parties thereto.

10.2	Guaranty Agreement, dated as of June 30, 2017, by ONEOK, Inc. in favor of Mizuho Bank, Ltd., as administrative agent, under the Term Loan Agreement, dated as of January 8, 2016, as amended by the First Amendment to Term Loan Agreement, dated as of April 18, 2017, by and among ONEOK Partners, L.P., Mizuho Bank, Ltd. and the other lenders parties thereto.

99.1	Press release issued by ONEOK, Inc. dated June 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date: July 3, 2017	By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer and Executive Vice President, Strategic Planning and Corporate Affairs

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fifteenth Supplemental Indenture, dated as of June 30, 2017, by and among ONEOK Partners, L.P., ONEOK, Inc., ONEOK Partners Intermediate Limited Partnership and Wells Fargo Bank, N.A., as trustee.

4.2	Fifth Supplemental Indenture, dated as of June 30, 2017, by and among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and The Bank of New York Mellon Trust, as trustee.

4.3	Third Supplemental Indenture, dated as of June 30, 2017, by and among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and U.S. Bank National Association, as trustee.

4.4	Fourth Supplemental Indenture, dated as of June 30, 2017, by and among ONEOK, Inc., ONEOK Partners, L.P., ONEOK Partners Intermediate Limited Partnership and U.S. Bank National Association, as trustee.

10.1	Guaranty Agreement, dated as of June 30, 2017, by and between ONEOK Partners, L.P. and ONEOK Partners Intermediate Limited Partnership, in favor of Citibank, N.A., as administrative agent, under the Credit Agreement, dated as of April 18, 2017, by and among ONEOK, Inc., Citibank, N.A. and the other lenders parties thereto.

10.2	Guaranty Agreement, dated as of June 30, 2017, by ONEOK, Inc. in favor of Mizuho Bank, Ltd., as administrative agent, under the Term Loan Agreement, dated as of January 8, 2016, as amended by the First Amendment to Term Loan Agreement, dated as of April 18, 2017, by and among ONEOK Partners, L.P., Mizuho Bank, Ltd. and the other lenders parties thereto.

99.1	Press release issued by ONEOK, Inc. dated June 30, 2017.